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                                                                       EXHIBIT 4

                             JOINT FILING AGREEMENT

           Stephen J. Haberkorn and M-K Link Investment Limited Partnership agree that the Schedule 13D and Amendment No. 1, to which this Agreement is attached, relating to the Common Stock of Outdoor Systems, Inc. is filed on behalf of each of them.


                                       /s/ STEPHEN J. HABERKORN
                                       ----------------------------------------
                                       Stephen J. Haberkorn
Dated: August 12, 1997


                                       M-K LINK INVESTMENT LIMITED
PARTNERSHIP



Dated: August 12, 1997                 By: /s/  STEPHEN J. HABERKORN
                                          -------------------------------------
                                                Stephen J. Haberkorn
                                                General Partner